EXHIBIT 10.66

                                          License Agreement


         THIS LICENSE AGREEMENT (this "License") is made as of the 16th day of January, 1997, between MATTERHORN USA, INC., having an address at c/o BDG Management, Inc., 6800 Jericho Turnpike,
Syosset, New York 11791 ("Owner"), and STAFF BUILDERS, INC., a New
York corporation, having an address at 1983 Marcus Avenue, Lake
Success, New York 11042  ("User").


W I T N E S S E T H:

         WHEREAS, Owner is the owner of the office building located at and known as The Gateway at Lake Success, 1983 Marcus Avenue, Lake Success, New York 11042 (the "Building"); and

         WHEREAS, User currently occupies certain premises in the Building of approximately 48,000 rentable square feet pursuant to a lease dated October 1, 1993; and

         WHEREAS, User has requested the right to use and occupy approximately 3,100 square feet of temporary space for storage purposes;

         WHEREAS, Owner is willing to grant User the right to use and occupy temporary space in the Building on the terms and conditions set forth in this License;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Owner and User hereby agree as follows:

         1. User's Possession of Temporary Premises and Permitted Uses. Owner hereby grants to User a license to use and occupy the space substantially as shown on the diagram attached hereto and made a part hereof as Exhibit A on the concourse level of the Building (the "Temporary Premises") for the period from the date hereof (the "License Commencement Date") through one year from the date hereof, unless terminated earlier as provided herein. This License shall be limited to the use and occupancy of the Temporary Premises solely for receiving, storage and shipping of computer equipment and only through the period contemplated herein or upon the earlier termination of this Agreement.

         2. Charges. In consideration of Owner's granting to User the right to use and occupy the Temporary Premises, User hereby agrees to pay Owner a license fee of $3,100.00 payable monthly without setoff or deduction, on the first day of each calendar month during the term of this License.


         3. Condition of Premises. User represents and warrants that it has inspected the Temporary Premises and accepts the Premises "as is". User acknowledges that Owner has made no claim or promise about the condition of the Temporary Premises. User shall not make any alterations, addition, changes or improvements to the Temporary Premises without the prior written consent of Owner.

         4.      Services. As long
as User is not in default under this License, Owner, during the hours of 8:00 a.m. to 6:00 p.m. on weekdays and on Saturdays from 9:00 a.m. to 3:00 p.m., excluding legal holidays, shall furnish the Temporary Premises with heat and air-conditioning in the respective seasons, and provide the Temporary Premises with electricity for lighting and usual office equipment.

         5.    Release From Liability.     User agrees that Owner shall
be responsible or liable for any damage or injury to any property or to any person or persons at any time on or about the Temporary Premises arising from any cause whatsoever, except Owner's negligence. User shall not hold Owner in any way responsible or liable therefor and will indemnify and hold Owner harmless from and against any and all claims, liabilities, penalties, damages, judgments and expenses (including, without limitation, reasonable attorney fees and disbursements) arising from injury to person or property of any nature arising out of User's use or occupancy of the Temporary Premises and also for any other matter arising out of User's use or occupancy of the Temporary Premises, or of the street or sidewalks adjacent thereto.

         6. Insurance. During the term of User's use and occupancy of the Temporary Premises, User, at its sole cost and expense, and for the mutual benefit of owner and User, shall carry and maintain comprehensive fire protection and extended coverage and liability insurance, including property damage and replacement value, insuring the Owner and the User against liability for injury to persons or property occurring on or about the Temporary Premises arising out of the ownership, maintenance, use or occupancy thereof, in amounts and with insurance companies acceptable to Landlord, in its reasonable discretion. User shall deliver to owner a certificate evidencing such insurance on or before the License Commencement Date. Such certificate shall provide that the insurer shall not cancel, reduce or otherwise modify such coverage without giving Owner at least thirty (30) days prior written notice of such change.

         7. Owner Access to the Temporary Premises. Upon prior notice (except in an emergency when no such notice shall be required) , User agrees to allow owner, its employees, agents or contractors to enter upon the Temporary Premises to inspect same and to make any repairs thereto which owner shall deem appropriate, provided owner shall not unreasonably interfere with the conduct of User's business in the Temporary Premises.


         8. No Assignment. No assignment of this License or sublicensing or subleasing of the Temporary Premises or any part thereof shall be made by User. Neither all nor any part of User's interest in the Temporary Premises granted hereunder may be encumbered, assigned, or transferred in whole or in part either by the act of User or by operation of law. User shall not permit or suffer the Temporary Premises to be used by anyone other than the employees of User.


         9. Subordination. This License shall be subject and subordinate to any and all mortgages and ground leases of the Building and all extensions, consolidations, replacements thereof.

         10. Default. In the event User shall be in default of any monetary provision of this License for more than five (5) days after the sending by Owner to User of written notice of such monetary default, or in the event User shall be in default of any non-monetary provision of this License for more than ten (10) days after the sending by Owner to User of written notice of such non-monetary default, Owner shall have the right, to the extent permitted by law, to (i) re-enter the Temporary Premises and withdraw the permission hereby granted to User to use the Temporary Premises; and (ii) remove all persons and property therefrom, without being deemed to have committed any manner of trespass.
Such remedies shall be in addition to any other rights or remedies owner may have hereunder or at law or equity.

         11. Notices. Any notices required or permitted to be given under this License shall be given to the respective parties at the addresses set forth at the head of this License by hand, by overnight courier or by certified mail, return-receipt requested.
Such notices shall be deemed given upon delivery, in the case of hand delivery, one day after mailing, in the case of overnight courier and three business days after mailing, in the case of mailing. Such notices can be given or received by the respective attorneys for the parties.

         12.     Revocable License.    Either party may cancel this
License on thirty (30) days written notice.

         13. Reimbursement of Fees. In the event that Owner is required to take any legal action to enforce the terms of this License, including any action against User for possession, owner shall be entitled, in addition to any other rights and remedies hereunder or at law or equity, to the reimbursement by User of all reasonable costs incurred by owner in the exercise of its rights and remedies, including, but not limited to, reasonable attorneys, fees and disbursements. In any legal action brought in connection with this License, both owner and User waive a jury trial.


         14. Surrender of Premises. Upon the termination of this License, User shall deliver the Temporary Premises in a "broom clean" condition free from all debris, and User agrees to remove all of its possessions and property from the Temporary Premises.
User agrees that between the date hereof and the termination of this License, User will maintain the Temporary Premises in the same condition and repair as it was at the commencement of this License and will cause the grounds to be maintained and well kept.

         15. Owner Access to the Temporary Premises. During the term of this License, User agrees to allow owner, its employers, agents or servants to enter upon the Temporary Premises and to inspect same and make any necessary repairs. Owner is also granted the right during User's normal business hours to enter the Temporary
Premises and exhibit the same for the purpose of showing the Temporary Premises to prospective tenants, purchasers or mortgagees.


         IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.
                               OWNER:           MATTERHORN USA, INC.
                               By: /s/  K. Robert Turner

                               USER:            STAFF BUILDERS, INC.

                               BY: /s/David Savitsky